Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Aspyra, Inc.
Calabasas, CA

We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 1 Registration Statement on Form SB-2 of our report dated April 16, 2007, relating to the consolidated financial statements of Aspyra, Inc. and Subsidiaries for the year ended December 31, 2006 which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP

Los Angeles, California
May 7, 2007